Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan for Employees of Ion Laser Technology, Inc. and Compensation Contracts with Consultants of Ion Laser Technology, Inc., of our report dated
June 28, 1996, with respect to the consolidated financial statements of Ion Laser Technology, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP

November 27, 1996
Salt Lake City, Utah